                                                                  Exhibit 10.16

** CERTAIN CONFIDENTIAL MATERIAL CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO 17 C.F.R. SUBSECTION 200.80(B)(4) 200.83 AND 230.406 **

                               TRANSFER AGREEMENT

This Transfer Agreement is made as of June 29, 2001 and is a legally binding agreement pursuant to which HLR hereby transfers and sells to ICN the protein compound, Interleukin (IL-12), on the same basic terms and conditions as set forth in Appendix I hereto.

For all other terms the parties agree to adopt the terms of Exhibit A except that Licensor in Exhibit A is treated as Licensee herein and Licensee in Exhibit A to the Exchange Agreement of even date herewith is treated as Licensor herein. For clarification, definitive documentation between the parties will be finalized as soon as possible.


                                         HLR:

                                         F. HOFFMANN-LA ROCHE LTD.

                                         /s/ Bertrand Lehuu
                                         ---------------------------------------
                                         Bertrand Lehuu
                                         Vice Director


                                         /s/ Urs Jaisli
                                         ---------------------------------------
                                         Urs Jaisli
                                         Vice Director - Corporate Law



                                         HOFFMANN-LA ROCHE, INC.


                                         /s/ Frank D'Angelo
                                         --------------------------------------
                                         Frank D'Angelo
                                         Vice President

                                         ICN:

                                         ICN PUERTO RICO


                                         /s/ Bill A. MacDonald
                                         ---------------------------------------

                                         Bill A. MacDonald
                                         President

APPENDIX I

TERM SHEET ON IL 12 (RO 24-7472)

1.        License grant to ICN

          Exclusive worldwide license in the Field under Roche patents and know-how, with no right to sublicense except as set forth below.

          "Field" is IL-12 protein for all indications.

2.        Roche option and right of first refusal; ICN right to sublicense

          Roche has an exclusive option to obtain exclusive worldwide rights to the product, including to practice improvements to the product developed by ICN. Roche's option commences upon notice from ICN that it has completed [REDACTED] and shall end [REDACTED] days thereafter. If Roche exercises its option, the parties shall enter into an exclusive worldwide license agreement which includes the following terms:

          Roche reimburses ICN for [REDACTED].
          Roche pays milestones on [REDACTED].
          Roche pays ICN royalties.


          The specific terms shall be negotiated in good faith and shall be reasonable and customary for similar products at a similar stage of development.

          Prior to commencement of Roche's option and during the pendency of Roche's option, ICN may not sublicense product rights. If Roche waives its option or Roche's option expires, ICN may sublicense product rights at its discretion, subject to the event that if ICN does not have a commercial partner at the end of [REDACTED] for any given country, in such country Roche shall have a right of first refusal to become ICN's commercial partner.


3.        Consideration

3.1       Upfront Payment--USD [REDACTED] million.

3.2       Milestone payments

          - USD [REDACTED] upon [REDACTED]
          - USD [REDACTED] upon [REDACTED]
          - USD [REDACTED] upon [REDACTED]
          - USD [REDACTED] upon [REDACTED]

3.3 Royalty Payments--ICN shall pay royalties equal to [REDACTED] of Net Sales. Royalties shall be paid quarterly and--on a country by country basis--for the longer of (1) 10 years after the first sale or (2) patent expiration.

          Except with respect to Genetics Institute ("GI") ICN may deduct [REDACTED] of royalties to third parties. With respect to GI
          ICN shall be responsible for the first [REDACTED], but may deduct [REDACTED] of any royalties to GI beyond the first [REDACTED].

4.        Development

          - ICN to bear all development costs

          - Steering committee to oversee development; decisions on a consensus basis, in case of dissent, escalation to high level management, if no resolution, final decision by ICN;

5.        Manufacturing

          ICN has the right to manufacture for clinical and commercial supplies at its cost.

6.        Termination

          ICN has the right to terminate the Agreement at any time without cause with six months prior notice.

7.        Press Releases

          Unless required by law, neither party shall issue any press release or any other public disclosures related to this Term Sheet without the prior written consent of the other party.